UNITED STATES
               SECURITIES AND EXCHANGE COMMISSION
                     WASHINGTON, D.C. 20549

                    SCHEDULE DEF-14C INFORMATION

         Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934

Check the appropriate box:

[x] Preliminary information statement
[ ] Confidential, for Use of the Commission Only
[ ] Definitive information statement

                  WINSTED HOLDINGS, INC.
         ----------------------------------------------
        (Name of Registrant as Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):

[x] No fee required.
[ ] Fee computed on table below per Exchange Act Rules
14c- 5(g) and 0-11.

(1) Title of each class of securities to which transaction applies:

     Common Stock
     ------------

(2) Aggregate number of securities to which transaction applies:

     ---------------

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11
(set forth the amount on which the filing fee is calculated and state how it was determined):

     Not Applicable.
     ---------------
(4)  Proposed maximum aggregate value of transaction:

     Not Applicable.
     ---------------

(5)  Total fee paid:

     Not Applicable.
     ---------------

[  ] Fee paid previously with preliminary materials.
[  ] Check box if any part of the fee is offset as
     provided by Exchange Act Rule 0-11 (a) (2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)  Amount Previously Paid:        Not Applicable.


(2)  Form, Schedule or Registration Statement No.:  Not
 Applicable.


3)  Filing Party:    Not Applicable.

4)  Date Filed:        Not Applicable.











































WINSTED HOLDINGS, INC.
c/o: Appletree Capital Ltd.
One Northfield Plaza, Suite 300
Northfield, IL 60093


INFORMATION STATEMENT
October 17, 2007


              We Are Not Asking You For A Proxy And
            You Are Requested Not To Send Us a Proxy

This information statement is being provided on behalf of the Board of directors (the "Board") of Winsted
Holdings, Inc. (the Company") to record holders of shares of our common stock ("Shareholders") as of the close of business on the record date September 30, 2007.
This information statement provides notice that the Board and Controlling Shareholder have recommended, and holders of a majority of the voting power of our outstanding common stock have voted, to approve the following items:

Proposal 1:   Authorization to the Board to withdraw the
Company?s election to be treated as a business development company ("BDC") under the Investment Company
Act of 1940, as amended (the "1940 Act").

Proposal 2: Authorization to relocate the corporate offices and mailing address to One Northfield Plaza, Suite 300, Northfield, IL 60093 c/o: Appletree Capital
Ltd.

This information statement describes, in more detail, the actions being taken and the circumstances surrounding the controlling shareholder?s recommendation of the actions. The action will become effective as of the filing of the Form N-54C with the Securities and Exchange Commission (the "SEC").

The Company will bear the expenses relating to this information statement, including expenses in connection with preparing and mailing this information statement and all documents that now accompany or may in the future supplement it.

Only one information statement is being delivered to
multiple shareholders sharing an address, unless the
Company has received contrary instructions from one or
more of the shareholders.   The Company will undertake
to deliver promptly upon written or oral request a separate copy of the information statement to a shareholder at a shared address to which a single copy of the information statement was delivered. You may make a written or oral request by sending a written notification to the Company?s principal executive offices stating your name, you?re shared address and the address to which the Company should direct the additional copy of the information statement or by calling the Company?s principal executive offices.
If multiple shareholders sharing an address have received one copy of this information statement and would prefer the Company mail each shareholder a separate copy of future mailings, you may send notification to or call the Company's principal executive offices. Additionally, if current shareholders with a shared address received multiple copies of this information statement and would prefer us to mail one copy of future mailings to shareholders at the shared address, notification of that request may also be made by mail or telephone call to the Company's principal executive offices.

The information statement is being provided to you for informational purposes only. Your vote is not required to approve these actions. This information statement does not relate to an annual meeting or special meeting in lieu of an annual meeting. You are not being asked to send a proxy and you are requested not to send one.
The approximate mailing date of this information statement is October 17 2007.

We appreciate your continued interest in Winsted
Holdings, Inc.


Very truly yours,

/s/ Francis Manzo

Francis P. Manzo III
President and
Controlling Shareholder


























INFORMATION STATEMENT OF
WINSTED HOLDINGS, INC.
c/o: Appletree Capital Ltd.
One Northfield Plaza, Suite 300
Northfield, IL 60093


                          BOARD MEETING

The controlling shareholder of the Company determined that it is in the best interest of the Company and its shareholders to withdraw its election to be regulated as a Business Development Company ("BDC") under the Investment Company Act of 1940, as amended
(the "1940 Act"). The holders of a majority of the voting power of the Company?s outstanding common stock have voted to approve the recommendation of the Board.
This information statement is being provided to shareholders to inform them of the circumstances surrounding and the reasons for the actions being taken.

                            PROPOSAL

In November 24, 2004, the Company filed an election to become subject to the 1940 Act, such that it could commence conducting business as a business development company ("BDC"). The Company elected BDC status intending to provide debt and equity capital to companies that it believed presented opportunities for superior performance through liquidity events, recapitalizations, internal growth, product, or geographic expansion, the completion of complementary add-on acquisitions, or industry consolidations.

At the time it became a BDC, in February 8, 2005, the Company determined that it was necessary to raise additional capital to carry out the Company?s business plan. Accordingly, the Company filed a Form 1-E with Securities and Exchange Commission (the SEC), notifying it of the Company?s intent to sell up to $5,000,000 of the Company?s common stock at various prices depending upon the then current price per share. Current market conditions and the success of continued on-going operations, the previous management of the Company discontinued the selling efforts of the offering and to investigate other financing alternatives.


Under Rule 605D of Regulation E requires an update nine months from filing the Form 1-E. The Company failed to update in accordance with the rule, therefore unless there was another exemption available to the Company, subsequent share issuances maybe in violation of the Act.

The Company is uncertain as to its liability with regards to its inability to make timely filings, however such liability may be significant.

Specifically, the Company determined that it had, among other things: failed to adequately disclose the process of valuing its portfolio securities; potentially violating Section 61 of the 1940 Act; issued shares for services to be provided to the Company, potentially violating Section 23 of the 1940 Act; failed to properly constitute the Board through a shareholder vote, pursuant to Section 16 of the 1940 Act; failed to have a majority of directors that were not interested persons of the Company, pursuant to Section 56(a) of the 1940
Act; failed to obtain a fidelity bond, potentially violating Section 17 of the 1940 Act; issued preferred stock, which did not have voting rights equal to that of the common stock, potentially violating Section 18(i) of the 1940 Act; and neglected to adopt compliance policies and procedures. In addition, the Company has never appointed a Chief Compliance Officer. In the absence of an active Chief Compliance Officer and complete diligence on the part of the Company, there can be no assurance that there are no additional compliance issues.


As a result of various late regulatory filings, deficiencies in disclosure requirements, lack of independent directors, and a history of subsequent reverse stock splits, the Company has been out of compliance with certain of the rules and regulations governing the business and affairs, financial status, and financial reporting items required of Business
Development Companies.

The current Board and current management reviewed the facts surrounding these compliance failures and their implications for the Company. Ultimately, the Board caused the Company to take certain steps to remediate the compliance failures. The Company?s violations of the 1940 Act may cause the Company to incur certain liabilities. Such liabilities can not be estimated by management as of this time, but may include regulatory enforcement actions. However, such liabilities, if incurred, could have a significant impact on the Company? ability to continue as a going concern.

In response to the current financial and regulatory situation, the controlling shareholder has determined that the Company is not in compliance with several important provisions of that Act. In addition, the Company was determined by the SEC to have issued securities in return for services, potentially violating
Section 23 of the 1940 Act, had granted shares of the Company's common stock as compensation to the Company's former Chief Executive Officer and
President and other interested individuals, and had neglected to adopt compliance policies and procedures. In addition the Board of Directors did not including individuals who were not interested persons of the Company. As a result there are compliance failures and their implications for the Company should it remain a BDC.

The Company has informed the SEC Staff of these steps.
However, these efforts will not fully cure all of the 1940 Act compliance deficiencies currently affecting the Company and it is unclear how those deficiencies will impact the Company in the future. The Company?s significant compliance and remediation costs, in terms of both time and dollars, have operated as an encumbrance on the Company?s resources.

On May 15, 2007, management and control of the Company
Changed with the entire Board and then President and Director, Mark Ellis resigning and the current president, Francis P. Manzo III becoming president and only director.

Ultimately, the controlling shareholder will caused the
Company to take immediate and substantial steps to
remediate the compliance failures, and has had
discussion with the SEC Staff of these steps.  However,
there can be  no assurance  that such steps will fully
cure all of  the  1940  Act compliance deficiencies to
which the Company became subject,  nor how  any  failure
to cure those deficiencies  will  impact  the Company
in the  future.   Moreover, the Company having no
funds and assets at this time, significant compliance
and remediation costs, in terms  of  both  time  and
dollars,  would have an   encumbrance  on  the
Company's Resources should it continue to remain a BDC.

The Company has determined, based on the nature of its investments that the Company is not currently required to be regulated as a BDC because it does not meet the definition of an investment company? in the 1940 Act.
This is due to the fact that its assets have been depleted under previous management. Thus it intends to operate, as a holding company rather than an investment company.

Accordingly, and after careful consideration of the 1940
Act requirements applicable to BDC?s, its holding company operations, an evaluation of the Company?s ability to operate as a going concern in an investment company regulatory environment, the cost of 1940 Act compliance needs and a thorough assessment of the Company?s current business model, the Board has determined that continuation as a BDC is not in the best interests of the Company and its shareholders at the present time. Further, was the Company to remain a BDC, the Company would be required to substantially change its business model to meet the definition of an investment company.

Accordingly, after careful consideration of the 1940 Act
Requirements applicable to BDCs, an evaluation of the Company?s Ability to operate as a going concern in an investment company a regulatory environment, the cost of 1940 Act compliance needs and a thorough assessment of potential alternative business models, the controlling shareholder has determined that continuation as a BDC is not in the best interest of the Company and its shareholders at the present time. A majority of the voting power of the Company's outstanding common stock, which is held by Francis P. Manzo III (Controlling
Shareholder) and has determined by exercising his majority vote to have the Company file a Form N-54C and withdraw its election to be registered as a BDC.

Subsequent to the filing of the Form N-54C, the Company intends to pursue a business model whereby it would provide merchant banking-type services to small, private companies seeking both debt and equity capital and/or become publicly held and traded (the "New Business
Model").

The Company will also engage in advising distressed private companies in turnaround situations.
Specifically, the Company will identify small private companies (the "Clients") and assist them with managerial, accounting and financial advice and help them refinance or raise necessary capital by introducing them to potential investors and lenders. As compensation for these services, the Company proposes to receive revenue to sustain operations and may receive shares of the Client, which will then be registered by the Client in its initial public offering. The Company anticipates that the shares it receives as compensation will be assessed at par value. The Company will at all times report shares it receives as compensation on its periodic reports filed with the SEC.

In addition, the Company may acquire business entities by an exchange in shares. There can be no assurance that a merger, if any, will take place. The Company may also act as a holding company structure for operating businesses.

Under the New Business Model, the Company wills at all times conduct its activities in such a way that it will not be deemed an "investment company" subject to regulation under the 1940 Act. Thus, it will not hold itself out as being engaged primarily in the business of investing, reinvesting or trading in securities.


The Company's violations of the 1940 Act may cause the Company to incur certain liabilities. Such liabilities can not be estimated by management as of this time.
However, such liabilities, if incurred, could have a significant impact on the Company's ability to continue as a going concern.

Current management has engaged Lake & Associates, CPA?s to perform audit and accounting functions, and has determined in the best interest of the Company and its shareholders to go forward with the withdrawal as a BDC.


  RISKS ASSOCIATED WITH THE WITHDRAWAL OF ELECTION TO BE
                     REGULATED AS A BDC

When the Company ceases to be a BDC, the shareholders will lose certain protections, including the following:

   * The Company will no longer be subject to the Requirement that it maintain a ratio of assets to senior securities of at least 200%;

   * The Company will no longer be prohibited from protecting any director or officer against any liability to the Company or the Company's shareholders arising from willful malfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of that person's office;

   * The Company will no longer be required to provide
And maintain a bond issued by reputable fidelity
Insurance company to protect it against larceny and embezzlement;

   * The Company will no longer be required to ensure that a majority of the directors are persons who are not interested persons," as that term is defined in section 56 of the 1940 Act, and certain persons that would be pr prevented from serving on the Company's board if it were a BDC (such as investment bankers) will be able to serve on the Company's board;

* The Company will no longer be subject to provisions of the 1940 Act regulating transactions between BDCs and certain affiliates and restricting the Company's ability to issue warrants and options;

   * The Company will be able to change the nature of its business and fundamental investment policies without having to obtain the approval of its shareholders;

* The Company will no longer be subject to provisions of the 1940 Act prohibiting the issuance of securities at below net asset value;

   * The Company will no longer be subject to the other provisions and protections set forth in Sections
55 through 64 of the 1940 Act and the rules and regulations promulgated hereunder.

However, the Board will still be subject to customary principles of fiduciary duty with respect to the Company and its shareholders.


In addition, withdrawal of the Company's election to be treated as a BDC will not affect the Company's registration under Section 12(b) of the Securities
Exchange Act of 1934 (the Exchange Act"). Under the
Exchange Act, the Company is required to file periodic reports on Form 10-K, Form 10-Q, Form 8-K, proxy statements and other reports required under the Exchange
Act.

        EFFECT ON THE FINANCIAL STATEMENTS AND TAX
STATUS

The withdrawal of the Company's election to be regulated
as a BDC will result in a change in its method of
accounting.   BDC financial statement presentation and
accounting uses the value method of accounting used by
investment companies, which allows BDCs to recognize
income and value their investments at market value as
opposed to historical cost.  Operating companies use
either the fair-value or historical-cost methods of
accounting for   financial   statement presentation and
accounting   for securities held, depending on how the
investment is classified and how long the company intends to hold the investment. Changing the Company?s method of accounting could reduce the market value of its investments in privately held companies by eliminating the Company's ability to report an increase in value of its holdings as they occur. The Company believes that, in light of its limited assets, the effect of the change in method of accounting should not be material.

The Company does not believe that withdrawing its election to be regulated as a BDC will have any impact on its federal income tax status, because the Company never elected to be treated as a regulated investment company under Subchapter M of the Internal Revenue Code.
Instead, the Company has always been subject to corporate level federal income tax on its income
(without regard to any distributions it makes to its shareholders) as a "regular" corporation under Subchapter C of the Internal Revenue Code.


PROPOSAL

The Company elects to relocate its? corporate offices and mailing address to One Northfield Plaza, Suite 300,
Northfield, IL 60093 c/o: Appletree Capital Ltd.


VOTING SECURITIES

Although Shareholders are not being asked to approve or disapprove or otherwise vote on any matter discussed in this information statement, the following generally describes voting rights of Shareholders.

As of the record date, September 30, 2007, there are 200,000,000 shares of Class A preferred stock and 50,000,000 shares of Class B preferred stock, and 3,620,241,722 shares of common stock outstanding. Each share represents one vote. There are currently no arrangements known to the Company, the operation of which may result in a change in control of the registrant.


SHAREHOLDER PROPOSALS

As a general matter, the Company does not hold annual meetings of shareholders and, therefore, the anticipated date of a meeting of shareholders cannot be provided.
Any shareholder proposal that properly may be included in proxy solicitation materials for a meeting of shareholders must be received by the Company a reasonable time prior to the date voting instructions or proxy materials are mailed to shareholders.


DISSENTERS' RIGHT OF APPRAISAL

Under Florida law and our certificate of incorporation and bylaws, no shareholder has any right to dissent to the Company?s withdrawal of election to be registered as a BDC under the 1940 Act, and no shareholder is entitled to appraisal of or payment for their shares of the Company's stock.


MORE INFORMATION AND INQUIRIES

Since the Company and its management are in possession of all facts relating to a Company?s disclosure, they are responsible for the accuracy and adequacy of the disclosures they have made.

The Company is responsible for the adequacy and accuracy of the disclosure in the filings. Any staff comments by the Securities and Exchange Commission or changes to disclosure in response to staff comments in the filings reviewed by the staff do not foreclose the Commission from taking any action with respect to the filing; and the Company may not assert staff comments as a defense in any proceeding initiated by the Commission or any person under the federal securities laws of the United States.

Shareholders may make inquiries by contacting Francis P.
Manzo III at 847-441-1822 or c/o: Appletree Capital
Ltd., One Northfield Plaza, Suite 300, Northfield, IL
60093.